Exhibit 99.1

FOR IMMEDIATE RELEASE

October 30, 2009

Interline Brands, Inc. Announces Third Quarter 2009 Sales and

Earnings Results

Jacksonville, Fla. – October 30, 2009 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations (“MRO”) products, reported sales and earnings for the quarter ended September 25, 2009.

Sales for the third quarter of 2009 decreased 12.5% compared to the prior year period.  Earnings per diluted share were $0.32 for the third quarter of 2009, a decrease of 24% compared to earnings per diluted share of $0.42 in the third quarter of 2008.

Michael J. Grebe, Interline’s Chairman and Chief Executive Officer, commented, “We delivered comparatively good revenue and profitability levels despite a soft demand environment.  More importantly, we generated $26 million in free cash flow, which brings our year-to-date total to over $90 million; we strengthened our balance sheet by paying down an additional $30 million of debt this quarter; and we remain on track to deliver our stated full year savings from our cost and efficiency actions.  While we have had success in managing our business through this challenging period, our leadership position and healthy financial profile afford us the opportunity to act in the long-term interests of our Company.  We are focused on making permanent improvements in our business, and strengthening our foundation in order to deliver significant earnings leverage when market conditions improve.”

Third Quarter 2009 Performance

Sales for the quarter ended September 25, 2009 were $277.9 million, a 12.5% decrease compared to sales of $317.5 million in the comparable 2008 period.  Average organic daily sales decreased 13.6% for the quarter.  Interline’s facilities maintenance end-market, which comprised 75% of sales, declined 6.2% during the third quarter and 7.9% on an average organic daily sales basis.  The professional contractor end-market, which comprised 15% of sales, declined 28.5% for the quarter and the specialty distributor end-market, which comprised 10% of sales, declined 24.0% for the quarter.

“We feel somewhat better about the market environment as a whole than we did earlier in the year, but visibility remains low, and various economic indicators suggest continued softness across some of our end markets.  We continue to leverage our base of stable, non-discretionary products and focus on broadening and deepening our relationships with customers to serve a growing portion of their MRO needs going forward,” said Mr. Grebe.

Gross profit decreased $18.7 million, or 15.5%, to $102.2 million for the third quarter of 2009.  As a percentage of sales, gross profit was 36.8% compared to 38.1% for the third quarter of 2008.

SG&A expenses for the quarter were $76.2 million, down $11.6 million or 13.2% from the same period last year.  SG&A expenses for the quarter represented 27.4% of sales compared to 27.7% in the third quarter of 2008.

As a result, third quarter 2009 operating income of $21.5 million, or 7.7% of sales, decreased 25.3% compared to $28.8 million, or 9.1% of sales, in the third quarter of 2008.

YTD 2009 Performance

“Optimizing our distribution network and improving our inventory efficiency continue to be key aspects of our long-term supply chain strategy. We are encouraged by our results in these areas to date, and look forward to realizing the full benefit of our actions when demand returns to more normalized levels,” commented Kenneth D. Sweder, Interline’s Chief Operating Officer.

Sales for the nine months ended September 25, 2009 were $804.7 million, a 12.4% decrease from sales of $918.1 million in the comparable 2008 period.

Gross profit decreased $49.7 million, or 14.3%, to $297.1 million for the nine months ended September 25, 2009, compared to $346.8 million in the prior year period.  As a percentage of sales, gross profit decreased to 36.9% from 37.8% in the comparable 2008 period.

SG&A expenses for the nine months ended September 25, 2009 were $239.0 million, or 29.7% of sales, compared to $261.4 million, or 28.5% of sales, for the nine months ended September 26, 2008.  SG&A expenses in 2009 included $4.6 million related to the previously announced reduction in force, consolidation of certain distribution centers, and closing of certain underperforming professional contractor showrooms; a $3.0 million charge for bad debt resulting from a customer seeking Chapter 11 bankruptcy protection; and a $0.7 million charge associated with the adoption of a new accounting standard on business combinations.

Operating income was $44.6 million, or 5.5% of sales, for the nine months ended September 25, 2009 compared to $73.1 million, or 8.0% of sales, for the nine months ended September 26, 2008, representing a decrease of 39.0%.

Earnings per diluted share were $0.60 for the nine months ended September 25, 2009, a decrease of 42% from earnings per diluted share of $1.03 for the nine months ended September 26, 2008.

Cash flow from operating activities for the nine months ended September 25, 2009 was $102.2 million compared to $14.0 million for the nine months ended September 26, 2008. During the nine months ended September 25, 2009, the Company repaid $92.9 million of debt.

Business Outlook

Mr. Grebe stated, “Looking ahead to the fourth quarter, we expect a similar setting to the past nine months, including low visibility and soft demand. That said, we are encouraged to see a few signs of some stabilization.  Revenue declines across our markets have moderated slightly.  In addition, based on our strong cash flow generation year-to-date, we now expect free cash flow for the year to exceed $100 million.  I am confident we are taking the right steps to maximize our cash flows, position Interline Brands for long-term success and to compete more effectively for the years to come.”

Conference Call

Interline Brands will host a conference call on October 30, 2009 at 9:00 a.m. Eastern Daylight Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 36222460.  This recording will expire on November 13, 2009.

About Interline

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides maintenance, repair and operations products to a diversified customer base made up of professional contractors, facilities maintenance professionals, and specialty distributors primarily throughout the United States, Canada, the Caribbean and Central America.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”).  Interline’s management uses non-GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2009 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2008.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Tom Tossavainen

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 25, 2009 AND DECEMBER 26, 2008

(in thousands, except share and per share data)

	September 25,	December 26,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$63,691	$62,724
Investments	1,623	—
Accounts receivable - trade (net of allowance for doubtful accounts of $13,070 and $12,140)	141,290	139,522
Inventory	184,707	211,200
Prepaid income taxes	129	1,452
Prepaid expenses and other current assets	18,414	22,884
Deferred income taxes	16,001	19,010
Total current assets	425,855	456,792

Property and equipment, net	48,461	46,033
Goodwill	318,229	317,117
Other intangible assets, net	126,598	132,787
Other assets	8,673	10,119
Total assets	$927,816	$962,848

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$84,356	$68,255
Accrued expenses and other current liabilities	44,867	31,394
Accrued interest	3,466	1,072
Current portion of long-term debt	1,638	1,625
Capital lease - current	260	239
Total current liabilities	134,587	102,585

Long-Term Liabilities:
Deferred income taxes	39,854	37,210
Long-term debt, net of current portion	309,051	401,765
Capital lease - long term	28	226
Other liabilities	835	989
Total liabilities	484,355	542,775
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 shares authorized; no shares outstanding as of September 25, 2009 and December 26, 2008	—	—

Shareholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 32,574,463 issued and 32,459,156 outstanding as of September 25, 2009 and 32,561,360 issued and 32,449,946 outstanding as of December 26, 2008	326	326
Additional paid-in capital	574,996	571,868
Accumulated deficit	(131,058)	(150,833)
Accumulated other comprehensive income	1,249	695
Treasury stock, at cost, 115,307 shares as of September 25, 2009 and December 26, 2008	(2,052)	(1,983)
Total shareholders’ equity	443,461	420,073
Total liabilities and shareholders’ equity	$927,816	$962,848

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

THREE AND NINE MONTHS ENDED SEPTEMBER 25, 2009 AND SEPTEMBER 26, 2008

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2009	2008	2009	2008

Net sales	$277,948	$317,504	$804,661	$918,079
Cost of sales	175,726	196,568	507,528	571,293
Gross profit	102,222	120,936	297,133	346,786

Operating Expenses:
Selling, general and administrative expenses	76,191	87,828	239,009	261,426
Depreciation and amortization	4,535	4,319	13,561	12,300
Total operating expense	80,726	92,147	252,570	273,726
Operating income	21,496	28,789	44,563	73,060

(Loss) Gain on extinguishment of debt, net	(248)	—	1,295	—
Interest expense	(4,577)	(7,054)	(14,673)	(21,800)
Interest and other income	554	710	1,284	2,113
Income before income taxes	17,225	22,445	32,469	53,373
Income tax provision	6,794	8,709	12,694	19,788
Net income	$10,431	$13,736	$19,775	$33,585

Earnings Per Share:
Basic	$0.32	$0.42	$0.61	$1.04
Diluted	$0.32	$0.42	$0.60	$1.03

Weighted-Average Shares Outstanding:
Basic	32,511,597	32,412,280	32,493,797	32,387,865
Diluted	33,070,041	32,553,518	32,826,466	32,618,370

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 25, 2009 AND SEPTEMBER 26, 2008

(in thousands)

	Nine Months Ended
	September 25,	September 26,
	2009	2008
Cash Flows from Operating Activities:
Net income	$19,775	$33,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,169	12,695
Gain on extinguishment of debt, net	(1,295)	—
Amortization of debt issuance costs	829	852
Amortization of discount on 8 1/8% senior subordinated notes	108	109
Write-off of deferred acquisition costs	672	—
Share-based compensation	3,075	2,994
Excess tax benefits from share-based compensation	(1)	(140)
Deferred income taxes	6,113	(667)
Provision for doubtful accounts	7,330	3,571
Loss on disposal of property and equipment	13	79

Changes in assets and liabilities which provided (used) cash:
Accounts receivable - trade	(8,959)	(16,230)
Inventory	26,720	(38,971)
Prepaid expenses and other current assets	4,478	1,703
Other assets	774	615
Accounts payable	16,061	8,428
Accrued expenses and other current liabilities	8,751	2,159
Accrued interest	2,394	4,144
Income taxes	1,321	513
Other liabilities	(145)	(1,394)
Net cash provided by operating activities	102,183	14,045
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(9,078)	(18,712)
Purchase of short-term investments	(1,830)	(35,531)
Proceeds from sales and maturities of short-term investments	203	82,121
Purchase of businesses, net of cash acquired	(381)	(10,330)
Net cash (used in) provided by investing activities	(11,086)	17,548
Cash Flows from Financing Activities:
Increase (Decrease) in purchase card payable, net	492	2,324
Repayment of term debt	(56,488)	(2,489)
Repayment of 8 1/8% senior subordinated notes	(34,157)	—
Payments on capital lease obligations	(177)	(164)
Proceeds from stock options exercised	17	611
Excess tax benefits from share-based compensation	1	140
Treasury stock acquired to satisfy minimum statutory tax withholding requirements	(34)	(808)
Net cash used in financing activities	(90,346)	(386)
Effect of exchange rate changes on cash and cash equivalents	216	(70)
Net increase in cash and cash equivalents	967	31,137
Cash and cash equivalents at beginning of period	62,724	4,975
Cash and cash equivalents at end of period	$63,691	$36,112

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$11,278	$16,823
Income taxes, net of refunds	$5,371	$21,124

Schedule of Non-Cash Investing Activities:
Property acquired through lease incentives	$3,009	$—
Adjustments to liabilities assumed and goodwill on businesses acquired	$732	$—

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE AND NINE MONTHS ENDED SEPTEMBER 25, 2009 AND SEPTEMBER 26, 2008

 (in thousands)

Free Cash Flow

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2009	2008	2009	2008

Net cash from operating activities	$29,847	$(13,129)	$102,183	$14,045
Less capital expenditures	(3,390)	(5,172)	(9,078)	(18,712)
Free cash flow	$26,457	$(18,301)	$93,105	$(4,667)

We define free cash flow as net cash provided by operating activities, as defined under GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations

	Three Months Ended			Nine Months Ended
	September 25,	September 26,		September 25,	September 26,
	2009	2008	% Variance	2009	2008	% Variance

Net sales	$277,948	$317,504	-12.5%	$804,661	$918,079	-12.4%
Less acquisitions:	(3,718)	—		(13,058)	—
Organic sales	$274,230	$317,504	-13.6%	$791,603	$918,079	-13.8%

Daily sales:
Ship days	63	63		191	191
Average daily sales (1)	$4,412	$5,040	-12.5%	$4,213	$4,807	-12.4%
Average organic daily sales (2)	$4,353	$5,040	-13.6%	$4,145	$4,807	-13.8%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with GAAP measures such as net sales.

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2009	2008	2009	2008
Adjusted EBITDA:
Net income (GAAP)	$10,431	$13,736	$19,775	$33,585
Interest expense	4,577	7,054	14,673	21,800
Interest income	(76)	(202)	(151)	(1,090)
Loss (Gain) on extinguishment of debt	248	—	(1,295)	—
Income tax provision	6,794	8,709	12,694	19,788
Depreciation and amortization	4,847	4,457	14,169	12,695
Adjusted EBITDA	$26,821	$33,754	$59,865	$86,778

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, provision for income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP.